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EXHIBIT 11

LANVISION SYSTEMS, INC.

For the three and six months ended July 31, 2005 and 2004

                                                        Three Months               Six Months
                                                  -----------------------   -----------------------
                                                     2005         2004         2005         2004
                                                  ----------   ----------   ----------   ----------
Net earnings(loss)                                $  519,269   $ (462,328)  $  242,750   $ (883,391)
                                                  ==========   ==========   ==========   ==========
Average shares outstanding                         9,108,146    9,067,700    9,097,564    9,051,973
Stock options & purchase plan:
   Total options & purchase plan shares              439,741           --      443,335           --
   Assumed treasury stock buyback                   (261,280)          --     (234,138)          --
Warrants assumed converted                                --           --           --           --
Convertible redeemable preferred stock assumed
   converted                                              --           --           --           --
                                                  ----------   ----------   ----------   ----------
Number of shares used in per
   common share computation                        9,286,607    9,067,700    9,306,761    9,051,973
                                                  ==========   ==========   ==========   ==========
Basic net earnings (loss) per share of common
   stock                                          $     0.06   $    (0.05)  $     0.03   $    (0.10)
                                                  ==========   ==========   ==========   ==========
Diluted net earnings (loss) per share of common
   stock                                          $     0.06   $    (0.05)  $     0.03   $    (0.10)
                                                  ==========   ==========   ==========   ==========


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